Exhibit 3.1

DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator

RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy	SEAL	Deputy Secretary
Secretary of State		For Commercial Recordings

PAMELA RUCKEL		ELLICK HSU
Deputy Secretary		Deputy Secretary
For Southern Nevada	OFFICE OF THE	For Elections
SECRETARY OF STATE

Filing Acknowledgement

June 23, 2006

Job Number	Corporation Number
C20060626-2490	E0479732006-4

Filing Description	Document Filing
	Number	Date/Time of Filing
Article of Incorporation	20060405160-54	June 23, 2006 4:50:10 PM

Corporation Name	Resident Agent
IPO ALTERNATIVE, INC.	GATEWAY ENTERPRISES INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division.  The filing date and time have been affixed to each document, indicating the date and time of filing.  A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Dean Heller

DEAN HELLER

Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

SECRETARY OF STATE

SEAL

STATE OF NEVADA

CORPORATE CHARTER

          I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

          IPO ALTERNATIVE, INC., did on June 23, 2006, file in this office the original Articles of

          Incorporation; that said Articles of Incorporation are now on file and of record in the office of the

          Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada

                                                                                                    IN WITNESS WHEREOF, I have hereunto set my

                                                                                                    hand and affixed the Great Seal of State, at my office

                                                                                                    on June 26, 2006.

                                                                                                                    /s/ Dean Heller

                     SEAL

                                                                                                                    DEAN HELLER

                                                                                                                    Secretary of State

                                                                                                     By           /s/

                                                                                                                    Certification Clerk

SEAL	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Entity # E0479732006-4 Document Number: 20060405160-54 Date Filed: 6/23/2006 4:50:10 PM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	IPO ALTERNATIVE, INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	GATEWAY ENTERPRISES, INC.
Name
		3230 EAST FLAMINGO ROAD – SUITE 156	LAS VEGAS	Nevada	89121
		Street Address	City		Zip Code
		159 SOUTH 975 WEST	MAPLETON	UT	84664
		Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares With par value: 105,000,000 Par Value: $ .001	Number of shares Without par value: NONE
4.	Names & Addresses, Of Board of Directors/Trustees; (attach additional page there is more than 3 directors/trustees)	1. JOSEPH NEMELKA
Name
		159 SOUTH 975 WEST	MAPLETON	UT	84121
		Street Address	City	State	Zip Code
2.
Name

		Street Address	City	State	Zip Code
3.
Name

		Street Address	City	State	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
TO ENGAGE IN ANY LAWFUL BUSINESS ACTIVITY
6.	Names, Address And Signature of Incorporator, (attach additional page there is more than 1 incorporator)	JOSEPH NEMELKA	/s/ Joseph Nemelka
		Name	Signature
		159 SOUTH 975 WEST	MAPLETON	UT	84121
		Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 ARTICLES 2003

Revised on: 10/04/05

ARTICLES OF INCORPORATION

OF

IPO ALTERNATIVE, INC.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is IPO Alternative, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Nevada is 3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 89121. The name of the registered agent of the Corporation is Gateway Enterprises, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

ARTICLE IV

 Common Stock.  The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 100,000,000 at a par value of $.001 per share.  All stock, when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

Each share of Common Stock shall be entitled to one vote at a stockholder’s meeting, either in person or by proxy.  Cumulative voting in elections of Directors and all other matters brought before stockholder’s meetings, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed upon from time to time by the Corporation and any such stockholder.

Preferred Stock.  The aggregate number of shares of Preferred Stock  which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

ARTICLE V

The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

SECTION 1. Number. Election and Terms of Directors. The members of the governing board of the Corporation shall be called Directors of the Corporation. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation, and shall initially be one (1).

SECTION 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3. Removal of Directors. Any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 51% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII

Any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such holders, signed by holders of not less than that number of shares of Common Stock required to approve such action.

ARTICLE VIII

Subject to any express provision of the laws of the State of Nevada or these Articles of Incorporation, the Board of Directors shall have the power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders.

ARTICLE IX

Election of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.

ARTICLE X

SECTION 1. Elimination of Certain Liability of Directors.  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the Director derived an improper personal benefit.

SECTION 2. Indemnification and Insurance.

a) Action, etc.. Other Than by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Agent (as hereinafter defined) against costs, charges and Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, and any appeal there from, if the Agent acted in good faith and in a manner the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding--whether by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent--shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that the Agent's conduct was unlawful.

(b) Action, etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action or suit and any appeal there from if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which such court shall deem proper.

(c) Determination of Right of Indemnification. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

(d) Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

(e) Advances of Expenses. Except as limited by Paragraph (f) of this Section, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal there from shall be paid by the Corporation in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined as provided herein that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such persons’ duty to the Corporation or its stockholders.

(f) Right of Agent to Indemnification upon Application: Procedure upon     Application. Any indemnification under Paragraphs (a), (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim in whole or in part or if no disposition of such claim is made within 60 days. The Agent's costs, charges, and expenses incurred in connection with successfully establishing such persons’ right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(g) Other Rights and Remedies. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be contract between the Corporation and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such persons' status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(i) Other Enterprises. Fines and Serving at Corporation's Request. For purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as Director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

(j) Savings Clause. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal there from, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

(k)

Common Directors - Transactions between Corporations. No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or void-able because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

(l) Definitions. For the purposes of this Article:

(1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a Director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a Director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

(2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

ARTICLE XI

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE XII

The name and address of each incorporator of the Corporation is:

Name                             Address

Joseph Nemelka

        159 South 975 West, Mapleton, Utah   84664

ARTICLE XIII

The name and address of each member of the Board of Directors of the Corporation is:

Name                             Address

Joseph Nemelka

        159 South 975 West, Mapleton, Utah   84664

ARTICLE XIV

The Corporation shall exist in perpetuity, from and after the date of filing of its original Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE XV

     The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall be inapplicable to the Corporation.

IN WITNESS WHEREOF, this certificate has been executed by Joseph Nemelka, the incorporator of IPO Alternative, Inc. on this 21st day of June, 2006.

/s/ Joesph Nemelka

Joseph Nemelka, Incorporator